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                                                                   Exhibit 99.9

                 Susan B. Railey
                 For shareholders and securities brokers
                 (301) 468-3120
                 James T. Pastore
                 For news media                           FOR IMMEDIATE RELEASE
                 (202) 546-6451

             CRIIMI MAE ISSUES SERIES E PREFERRED STOCK IN EXCHANGE
                          FOR SERIES D PREFERRED STOCK

ROCKVILLE, MD, July 27, 2000 - (NYSE:CMM) - Yesterday, CRIIMI MAE Inc. ("CRIIMI MAE" or the "COMPANY") and the holder of its Series D Cumulative Convertible Preferred Stock, par value $0.01 per share (the "SERIES D PREFERRED STOCK") entered into a Preferred Stock Exchange Agreement providing for the exchange on July 26, 2000 (the "SHARE EXCHANGE") of 100,000 shares of Series D Preferred Stock, representing all outstanding shares of Series D Preferred Stock, for 100,000 shares of Series E Cumulative Convertible Preferred Stock, par value $0.01 per share (the "SERIES E PREFERRED STOCK").

The principal purpose of the Share Exchange was to eliminate the July 31, 2000 mandatory conversion date for the Series D Preferred Stock and extend it to the second anniversary of the effective date of the Company's Third Amended Joint Plan of Reorganization (the "PLAN"). If the mandatory conversion date had not been eliminated, the 100,000 shares of Series D Preferred Stock would have converted into approximately 7.4 million additional shares of CRIIMI MAE common stock, resulting in substantial dilution to existing common shareholders. As previously announced, in February 2000, the Company issued 103,000 shares of Series E Preferred Stock in exchange for 103,000 shares of Series C Cumulative Convertible Preferred Stock (representing all outstanding shares of such series of preferred stock) for the principal purpose of eliminating and extending a mandatory conversion date.

The Preferred Stock Exchange Agreement (including exhibits thereto) will be filed as an exhibit to a Current Report on Form 8-K with the Securities and Exchange Commission (the "SEC"). Reference is made to the Preferred Stock Exchange Agreement (including exhibits thereto) for a complete description of the current relative rights and preferences of the Series E Preferred Stock and certain modified conversion and dividend rights contemplated to take effect upon the effective date of the Plan.

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Since filing for protection under Chapter 11 of the U.S. Bankruptcy Code on
October 5, 1998, CRIIMI MAE has suspended its loan origination, loan securitization and CMBS acquisition businesses. The Company continues to own a substantial portfolio of subordinated CMBS and, through its servicing affiliate, acts as a servicer for commercial mortgage loans.

More information on CRIIMI MAE is available on its web site
-www.criimimaeinc.com - or for investors, call Susan Railey, 301-468-3120 or for news media, call Jim Pastore, 202-546-6451.

Note: Except for historical information, forward-looking statements contained in this release involve a variety of risks and uncertainties. These risks and uncertainties include the continued uncertainty of the capital markets; the ability of the Company to obtain recapitalization financing, including but not limited to a restructuring of certain of its debt and the sale of certain assets, as contemplated by the Company's plan of reorganization to a party or parties for sufficient proceeds; the ability to obtain new equity should it be determined by the Company to proceed with new equity as part of the Company's plan of reorganization; the ability of relevant parties to finalize and execute constituent and operative documents called for by the Company's plan of reorganization; the possible confirmation of an alternative plan; the trends in the CMBS market; competitive pressures; the effect of future losses on the Company's need for liquidity; confirmation, effectiveness and consummation of the Company's plan of reorganization; the effects of the bankruptcy proceeding on the Company's ongoing business; the actions of CRIIMI MAE's creditors and equity security holders, including the risk that the Share Exchange could be challenged and found to be of no effect or that the terms thereof could be required to be materially modified; the possibility that the Company's trader election may be challenged on the grounds that the Company is not in fact a trader in securities or that it is only a trader with respect to certain securities and that the Company will, therefore, not be able to mark-to-market its securities, or that it will be limited in its ability to recognize certain losses, resulting in an increase in shareholder distribution requirements with the possibility that the Company may not be able to make such distributions or maintain REIT status; the likelihood that mark-to-market losses will increase and decrease due to changes in the fair market value of the Company's trading assets; and the outcome of litigation to which the Company is a party, as well as the risks and uncertainties that are set forth in the Company's disclosure statement, and from time to time in the Company's SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 1999 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

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